AMENDMENT AGREEMENT

This Amendment Agreement (this "Agreement"), is made and entered into as of March 3, 2008, by and between Solomon Technologies, Inc., a Delaware corporation (the "Company") and Harborview Master Fund L.P. (the "Holder") with respect to its Debentures (as defined herein), ~~previously owned by Nite Capital LP.~~ Capitalized terms not defined in this Agreement have the same meanings ascribed to them in the Purchase Agreement (as defined below).

WHEREAS, the Company and Holder are parties to that certain Securities Purchase Agreement, dated as of January 17, 2007, as amended on August 24, 2007 (the "Purchase Agreement"), under which the Company issued to the Holder its Variable Rate Self-Liquidating Senior Secured Convertible Debentures (the "Debentures"), and Common Stock Purchase Warrants to purchase shares of Common Stock of the Company (the "Warrants"); and

WHEREAS, the Holder wishes to redeem the Debentures effective as provided herein, and the Company wishes to purchase the Debentures as provided herein.

NOW THEREFORE, in consideration of the terms contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties, intending to be legally bound, agree as follows:

Section 1. Amendment of the Debenture.

(a) The definition of "Maturity Date" in the second paragraph of the Debentures of which Harborview Master Fund L.P. is the Holder ("2008 Debentures") is hereby amended as follows:

"*...March ~~31~~ 05, 2008 (the "Maturity Date").*"

(b) The definition of "Monthly Redemption Amount" in Section 1 of each of the 2008 Debentures is hereby deleted and replaced in its entirety with the following:

"*Monthly Redemption Amount" means an amount equal to the then outstanding principal amount and accrued interest of the 2008 Debentures on March ~~31~~ 05, 2008.*"

(c) Nothing in this Agreement shall serve to amend or be interpreted as amending the Debentures for Holders thereof other than the Holder as defined herein..

Section 2. Effect on Transaction Documents. The foregoing agreements are given solely in respect of the transactions described herein for the benefit of the Holder. Except as expressly set forth in this Agreement, all of the terms and conditions of the Transaction Documents shall continue in full force and effect after the execution of this Agreement. This Agreement shall not constitute a novation or accord and satisfaction of any such Transaction Document.

Section 3. Filing of 8-K. Within four Trading Days of the date of this Agreement, the Company shall issue a Current Report on Form 8-K disclosing the material terms of the transactions contemplated, which shall include this Agreement as an attachment thereto.

Section 4. Non-Affiliate. The Holder represents and warrants that as of the date of this Agreement (i) it is not an Affiliate of the Company and (ii) it has not been an Affiliate of the Company for at least the three months preceding the date of this Agreement. The Holder covenants that, if it

becomes an Affiliate of the Company at any time while it holds any 2008 Debentures or Warrants, it shall promptly notify the Company of its Affiliate status.

Section 5. Delivery of Shares. The Company agrees that on ~~April 1~~ MARCH 6, 2008, it will cause its transfer agent to issue to the Holder a number of Conversion Shares determined by dividing the Monthly Redemption Amount by 82.5% of the VWAPs for the 10 consecutive Trading Days ending on ~~March 31~~, 2008. The certificates for the Conversion Shares shall be free of restrictive legends and trading restrictions.

Section 6. True-up. The Company agrees that on April 8, 2008, it will true-up the Monthly Redemption Amount by issuing an additional number of Conversion Shares equal to the difference, if any, between the number of Conversion Shares issued pursuant to Section 5 hereof and a number of shares determined by dividing the aggregate unpaid principal of the Monthly Redemption Amount by 82.5% of the VWAPs for the 5 consecutive Trading Days ending on April 7, 2008. The certificates for such additional Conversion Shares shall be free of restrictive legends and trading restrictions.

Section 7. Full Payment. The Holder agrees that the delivery to it of the Conversion Shares pursuant to Sections 5 and 6 hereof shall constitute full payment of all principal and interest payments due with respect to the 2008 Debentures.

Section 8. Execution and Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, and intending to be legally bound, the parties have executed this Agreement as of the date first set forth above.

SOLOMON TECHNOLOGIES, INC.

By: ______________________________
Name: Gary M. Laskowski
Title: Chairman of the Board

HOLDERS

HARBORVIEW MASTER FUND L.P.

Signature of Authorized Signatory of Holder: ______________________________ of Harborview Advisors LLC

Name of Authorized Signatory: Richard Rosenblum

Title of Authorized Signatory: Managing Partner